Exhibit 99.1

Investor Contact:

Doug Farrell

Vice President of Investor Relations

408-731-5285

Media Contact:

Andrew Noble

Associate Director, Corporate Communications

408-731-5571

Affymetrix Announces Preliminary First Quarter Revenue

- Reduces Fiscal-Year 2008 Revenue Guidance by 3% -

Santa Clara, Calif., April 14, 2008 - Affymetrix, Inc. (Nasdaq: AFFX), today reported that based on preliminary financial data, the Company expects total revenue for the first quarter of 2008 to be approximately $170 million, including an intellectual property payment of $90 million received by the Company in connection with a previously announced settlement of patent litigation.

For fiscal year 2008, the Company has reduced its full-year revenue guidance from the previous range of $505 to $525 million to a new range of $490 to $510 million, a decrease of approximately 3%. This reduction in revenue expectations for the full year is primarily the result of expected lower research spending by pharmaceutical and industrial customers. The Company is currently reviewing ways to further reduce operating expenses to offset the impact of this revenue reduction.

The Company will release first quarter operating results and host a conference call after the close of the market on April 24, 2008. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771.

A replay of this call will be available from 5:00 p.m. PT on April 24, 2008 until 8:00 p.m. PT on May 1, 2008 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both replays is 43267963.  An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix GeneChip® microarray technology is the industry-standard tool for analyzing complex genetic information. After inventing microarray technology in the late 1980s, Affymetrix scientists have been dedicated to developing innovative products that provide researchers with a more complete view of the genome. These products continue to accelerate genetic research and enable scientists to develop diagnostics and tailor treatments for individual patients by identifying and measuring the genetic information associated with complex diseases.

Today, Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies, as well as leading academic, government and not-for-profit research institutes. More than 1,700 systems have been shipped around the world and more than 12,000 peer-reviewed papers have been published using the technology.

Affymetrix is headquartered in Santa Clara, Calif., and has manufacturing facilities in Sacramento, Calif., Cleveland, Ohio, and Singapore. The company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe and Asia. For more information about Affymetrix, please visit: www.affymetrix.com.

Affymetrix has not filed the Form 10-Q for the first quarter of fiscal 2008. As a result, all financial results described in this press release should be considered preliminary, and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates, that are identified prior to the time the company is in a position to complete these filings.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,” “beliefs,” “hopes,” “intentions,” “strategies” or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risk related to past and future acquisitions; risks of the company’s ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, manufacturing and product development; risks that the actual results for the first quarter of 2008 will vary from the preliminary estimates reflected in this release; risks of personnel retention; uncertainties related to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2007, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.